Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities Corporation Mortgage Pass-Through Certificates Series 2003-4 as reflected in the security position listing as of December 31, 2003.

Class	Name and Address of Holder	Amount Held	% Class
A1	Bank of New York	50,000,000	50%
	One Wall Street
	New York, NY 10286

	Citibank	50,000,000	50%
	3800 Citibank Center B3-15
	Tampa, FL 33610

A2	Mellon Trust of New England, National Association	50,000,000	100%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

A3	Bear Stearns Securities Corp.	24,000,000	100%
	One Metrotech Center North, 4th Floor
	New York, NY 11201-3862

A4	Bank of New York	50,000,000	100%
	One Wall Street
	New York, NY 10286

A5	Mellon Trust of New England, National Association	20,000,000	11%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

	PNC Bank, N.A./ Pittsburgh	155,000,000	89%
	One PNC Plaza, 9th Floor
	249 5th Avenue
	Pittsburgh, PA 15222-7707

A6	Citibank	63,719,000	100%
	3800 Citibank Center B3-15
	Tampa, FL 33610

A7	Bank One Tr	5,000,000	28%
	340 S. Cleveland Ave, Bldg 350
	Columbus, OH 43240

	US Bank NA	12,959,000	72%
	Attn: Securities Control
	1555 N. Rivercenter Dr., Suite 0300
	Milwaukee, WI 53212

AP	LBI-Lehman Government Securities Inc. (LBI)	179,333	100%
	70 Hudson St.
	Jersey City, NJ 07320

AX	Deutsche Bank Trust Co Americas	76,044,182	100%
	648 Grassmere Park Road
	Nashville, TN 37211

PAX	US Bank NA	28,007,336	100%
	Attn: Securities control
	1555 N. Rivercenter Dr., Suite 0300
	Milwaukee, WI 53212

B1	JPMorgan Chase Bank	7,750,000	65%
	14201 Dallas Parkway
	Dallas, TX 75254

	Mellon Trust of New England, National Association	4,265,000	35%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

B2	JPMorgan Chase Bank	2,252,000	100%
	14201 Dallas Parkway
	Dallas, TX 75254

B3	Mellon Trust of New England, National Association	2,002,000	100%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

R	TFINN & Co.	100	100%
	C/O Chase Manhattan Bank
	P.O. Box 50000
	Dept 6583 Outsourcing Services
	Newark, NJ 07101